Exhibit 32.1
Certifications Pursuant to 18 U.S.C. Section 1350
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Annual Report on Form 10-K of American Locker Group Incorporated (the “Company”) for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the respective capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:
1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 31, 2010

/s/ Allen D. Tilley
Allen D. Tilley
Chief Executive Officer (Principal Executive Officer)

/s/ Paul M. Zaidins
Paul M. Zaidins
President, Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)